Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Shell Company Report on Form 20-F of Lilium N.V. of our report dated May 5, 2021 relating to the financial statements of Lilium GmbH, which appears in the Registration Statement on Form F-4 (No. 333-255800) of Lilium B.V.

Munich, Germany

September 20, 2021

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Katharina Deni	/s/ Alexander Fiedler
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)